SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2009

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number

001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 16, 2009, KCP&L Greater Missouri Operations Company (“GMO”), a wholly-owned subsidiary of Great Plains Energy Incorporated, Union Bank, N.A., as Agent and Lender, and Bank of America, N.A., as Lender, agreed to amend certain provisions of the Financing Agreement dated as of April 22, 2005, as theretofore amended (the “Financing Agreement”).  The Financing Agreement (including amendments) has been previously filed and is incorporated herein by reference.

Prior to the amendments described below, the Financing Agreement would have terminated as of April 22, 2009, and the aggregate amount available for borrowing by GMO under the Financing Agreement was $65 million.  The amendments, among other things: (a) extended the termination date to July 22, 2009; (b) reduced the aggregate amount available for borrowing to $50 million; and (c) fixed the Base Rate Margin and LIBOR Rate Margin (as those terms are defined in the Financing Agreement) at 1.0% and 2.0%, respectively.

Union Bank, N.A., is syndication agent and a lender under a $400 million revolving credit agreement with GMO, and is trustee for $1.0 billion of GMO’s secured and unsecured debt (including environmental improvement revenue refunding debt issued by certain governmental entities) under several separate indentures.  Bank of America, N.A., is administrative agent and a lender under this revolving credit agreement, and also under separate credit agreements aggregating $1.0 billion with Great Plains Energy Incorporated and its subsidiary Kansas City Power & Light Company (“KCP&L).  Affiliates of Union Bank, N.A., are also parties to an accounts receivable securitization facility with KCP&L.  Union Bank, N.A. and Bank of America, N.A. and certain of their respective affiliates have provided and in the future may continue to provide investment banking, commercial banking and other financial services, including the provision of credit facilities, to Great Plains Energy and its affiliates in the ordinary course of business for which they have received and may in the future receive customary compensation.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	*
Financing Agreement dated as of April 22, 2005, among Aquila, Inc., the lenders from time to time party thereto, and Union Bank of California, N.A., as agent (Exhibit 10.1 to Form 8-K filed by Aquila, Inc. on April 26, 2005).

10.2	*
Amendment No. 2 to Financing Agreement dated December 9, 2006, by and among Aquila, Inc., the lenders from time to time party thereto, and Union Bank of California, N.A., as agent (Exhibit 10.1 to Form 8-K filed by Aquila, Inc. on December 11, 2006).

10.3	*
Amendment to Financing Agreement dated June 10, 2008, by and among Aquila, Inc., the lenders from time to time party thereto, and Union Bank of California, N.A., as agent (Exhibit 10.1.3 to Form 10-Q for the quarter ended September 30, 2008).

10.4	*
Amendment to Financing Agreement dated October 28, 2008, by and among KCP&L Greater Missouri Operations Company, the lenders from time to time party thereto, and Union Bank of California, N.A., as agent (Exhibit 10.1.60 to Form 10-K for the year ended December 31, 2008).

10.5		Amendment to Financing Agreement dated April 16, 2009, by and among KCP&L Greater Missouri Operations Company, the lenders from time to time party thereto, and Union Bank, N.A., as agent

* Incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/ Terry Bassham
Terry Bassham
Executive Vice President- Finance & Strategic Development and Chief Financial Officer

Date:  April 22, 2009.